JOINT FILING AGREEMENT	EXHIBIT A
     Each of the undersigned agrees that (i) the statement of Schedule 13D relating to the Common Stock of Quintana Maritime Limited has been adopted and filed on behalf of each of them, (ii) all future amendments to such statement on Schedule 13D will, unless written notice to the contrary is delivered as described below, be jointly filed on behalf of each of them, (iii) the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934 to apply to each of them. This agreement may be terminated with respect to the obligations to jointly file future amendments to such statement on Schedule 13D as to any of the undersigned upon such person giving written notice thereof to each of the other persons signatory hereto, at the principal office thereof.
August 21, 2006

CORBIN J. ROBERTSON, JR.
By:	/s/ Corbin J. Robertson, Jr.
Corbin J. Robertson, Jr.

QMP INC.
By:	/s/ Steve Putman
Steve Putman
	Title:	Secretary

QUINTANA MARITIME PARTNERS, L.P.
By:	QMP Inc.,
its general partner

By:	/s/ Steve Putman
Steve Putman
	Title:	Secretary